Exhibit 99

           Viad Corp Acquires Melville Exhibition and Event
      Services Limited and Corporate Technical Services Limited


    PHOENIX--(BUSINESS WIRE)--Feb. 2, 2007--Viad Corp (NYSE:VVI) today announced that it completed the acquisition of Melville Exhibition and Event Services Limited, the leading exhibition services contractor in the United Kingdom, and affiliated company, Corporate Technical Services Limited, an exhibition registration and database services company, (collectively, Melville) on February 1, 2007 for an undisclosed amount. The acquisition is expected to be slightly accretive to Viad's 2007 income, with 2007 revenue in the range of $80 million to $90 million, which excludes January results due to the acquisition date.

    Paul B. Dykstra, president and chief executive officer said, "The acquisition of Melville is an exciting step for GES. It provides a platform for the expansion of GES' base business into new international markets. In addition, we have identified several opportunities to drive growth and margin expansion at Melville by applying the same proven initiatives that have fueled GES' strong performance in recent years. Melville is a well-established company and is a great cultural and strategic fit for GES. We are very excited to join forces with this UK market leader."

    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.


    CONTACT: Viad Corp
             Investor Relations
             Carrie Long, 602-207-2681
             clong@viad.com